Exhibit 99.1

SAMSON OIL & GAS OPERATIONAL ADVISORY

Denver 1700 hours September 3rd, Perth 0700 hours September 4th, 2013

NORTH STOCKYARD PROJECT, WILLIAMS COUNTY, NORTH DAKOTA

Tooheys 4-15-14HBK and Coopers 2-15-14HBK wells (SSN WI 27.76%)

The curve portion of the Tooheys 4-15-14HBK well was drilled and landed in the top of the Middle Bakken Formation at a depth of 11,695 feet. The rig is currently running 7 inch casing into the hole. Once the rig is finished running the casing, the rig will skid over to drill the 8 ¾ inch intermediate portion of the Coopers 2-15-14HBK well as a time saving measure, while the casing in the Tooheys 4-15-14HBK well is being cemented. The Coopers well will be drilled to a total measured depth of 17,827 feet and subsequently the rig will skid back to the Tooheys well to finish the lateral portion of the well.

Sail and Anchor 1-13-14HBK well

Fracture stimulation of the Sail and Anchor well is currently anticipated to commence September 5th.

ROOSEVELT PROJECT, ROOSEVELT COUNTY, MONTANA

As previously advised, Samson amended the Asset Purchase & Sale Agreement which provided for the sale of the Company’s Roosevelt County project for $13.533 million to allow the buyer to close by August 31st, after the buyer provided evidence of the availability of funds to complete the purchase. The buyer nevertheless failed to close by the extended closing date. Accordingly, Samson has terminated the agreement and is exploring other alternatives for the property.

As previously reported, Samson still expects to realize substantial value from this contiguous 45,000 acre project (of which Samson owns 30,000 acres), through a joint development project, sale or other means.

Samson Oil & Gas USA

1331, 17th Street, Suite 710, Denver Colorado 80202 Tel + 1 303 295 0344 Fax + 1 303 295 1961

Samson Oil & Gas Limited

Level 16, AMP Building, 140 St Georges Terrace, Perth Western Australia 6000 / PO Box 7654, Cloisters Square Perth Western Australia 6850

Tel + 61 8 9220 9830 Fax + 61 8 9220 9820 ABN 25 009 069 005 ASX Code SSN

About Samson Oil & Gas Limited

Samson’s Ordinary Shares are traded on the Australian Securities Exchange under the symbol "SSN". Samson's American Depository Shares (ADSs) are traded on the New York Stock Exchange MKT under the symbol "SSN". Each ADS represents 20 fully paid Ordinary Shares of Samson. Samson has a total of 2,490 million ordinary shares issued and outstanding (including 97,307,525 million options exercisable at AUD 3.8 cents), which would be the equivalent of 124.5 million ADSs. Accordingly, based on the NYSE MKT closing price of US$0.46 per ADS on September 3rd, 2013 the Company has a current market capitalization of approximately US$58.32 million (the options have been valued at an exchange rate of 0.9033). Correspondingly, based on the ASX closing price of A$0.024 for ordinary shares and an closing price of A$0.012 for the 2017 options, on September 3rd, 2013, the Company has a current market capitalization of approximately A$60.92 million.

SAMSON OIL & GAS LIMITED

For further information please contact, Terry Barr, CEO on 303 296 3994 (US office) or 970 389 5047 (US cell)

TERRY BARR

Managing Director

Statements made in this press release that are not historical facts may be forward looking statements, including but not limited to statements using words like “may”, “believe”, “expect”, “anticipate”, “should” or “will.”

Actual results may differ materially from those projected in any forward-looking statement. There are a number of important factors that could cause actual results to differ materially from those anticipated or estimated by any forward looking information, including uncertainties inherent in estimating the methods, timing and results of oil and gas exploration activities. A description of the risks and uncertainties that are generally attendant to Samson and its industry, as well as other factors that could affect Samson’s financial results, are included in the prospectus and prospectus supplement for its recent Rights Offering as well as the Company's report to the U.S. Securities and Exchange Commission on Form 10-K, which are available at www.sec.gov/edgar/searchedgar/webusers.htm.

Samson Oil & Gas USA

1331, 17th Street, Suite 710, Denver Colorado 80202 Tel + 1 303 295 0344 Fax + 1 303 295 1961

Samson Oil & Gas Limited

Level 16, AMP Building, 140 St Georges Terrace, Perth Western Australia 6000 / PO Box 7654, Cloisters Square Perth Western Australia 6850

Tel + 61 8 9220 9830 Fax + 61 8 9220 9820 ABN 25 009 069 005 ASX Code SSN